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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

CIM Commercial Trust Corporation (Name of Registrant As Specified In Its Charter)

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CIM COMMERCIAL TRUST CORPORATION
17950 PRESTON ROAD, SUITE 600
DALLAS, TEXAS 75252
NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

October     , 2019

To our stockholders:

        The Information Statement enclosed herewith has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to holders of shares of common stock, par value $0.001 per share ("Common Stock"), of CIM Commercial Trust Corporation (the "Company," "we" or "us").

        The purpose of the Information Statement is to inform you that the Company has obtained the approval, by way of written consent in lieu of a meeting, of our then principal stockholder (the "Approving Stockholder"), which owned 39,276,896 shares of Common Stock as of August 8, 2019 (the "Record Date"), representing approximately 89.7% of the issued and outstanding shares of Common Stock as of the Record Date, to amend the Articles Supplementary of the Series A Preferred Stock, par value $0.001 per share (the "Series A Preferred Stock"), of the Company. The purpose of the amendment (the "Amendment") is to allow the board of directors of the Company (or an authorized officer of the Company, if one is delegated such power by the board of directors), in its discretion, from time to time, to (1) pay dividends on the Series A Preferred Stock more frequently than quarterly and (2) lower the redemption fees payable in respect of shares of Series A Preferred Stock redeemed by the holders thereof during the five years following the date of issuance of such shares. Notwithstanding the Amendment, there can be no assurance that dividends on the Series A Preferred Stock will be paid more frequently than quarterly or that the redemption fees payable in respect of shares of Series A Preferred Stock will be decreased, or of the extent of any such decrease or its duration.

        No vote or approval of the holders of the Series A Preferred Stock was required or obtained. Accordingly, the Company has obtained all necessary stockholder approvals in connection with the Amendment, and no stockholder meeting will be held and no proxies or further written consents will be solicited from stockholders in connection with the Amendment.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

        No action is required of you. Pursuant to rules under the Exchange Act, the Amendment may not be effected until at least 20 days after the date the Information Statement has been mailed to our stockholders, which date of mailing is on or about October     , 2019.

        On September 3, 2019, the Company effected a 1-for-3 reverse stock split (the "Reverse Stock Split") of the Common Stock. The share and per share amounts contained herein reflect the effect of the Reverse Stock Split, other than when presented as of the Record Date.

Sincerely,
David Thompson Chief Executive Officer

CIM COMMERCIAL TRUST CORPORATION
17950 PRESTON ROAD, SUITE 600
DALLAS, TEXAS 75252

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

        This Information Statement is being mailed or otherwise furnished to you by the board of directors (the "Board of Directors") of CIM Commercial Trust Corporation (the "Company," "we," or "us") to inform you that the Company has obtained the approval, by way of written consent in lieu of a meeting, of our then principal stockholder (the "Approving Stockholder"), which owned 39,276,896 shares of Common Stock as of August 8, 2019 (the "Record Date"), representing approximately 89.7% of the issued and outstanding shares of Common Stock as of the Record Date, to amend the Articles Supplementary of the Series A Preferred Stock, par value $0.001 per share (the "Series A Preferred Stock"), of the Company. The purpose of the amendment (the "Amendment") is to allow the Board of Directors (or an authorized officer of the Company, if one is delegated such power by the Board of Directors), in its discretion, from time to time, to (1) pay dividends on the Series A Preferred Stock more frequently than quarterly and (2) lower the redemption fees payable in respect of shares of Series A Preferred Stock redeemed by the holders thereof during the five years following the date of issuance of such shares. Notwithstanding the Amendment, there can be no assurance that dividends on the Series A Preferred Stock will be paid more frequently than quarterly or that the redemption fees payable in respect of shares of Series A Preferred Stock will be decreased, or of the extent of any such decrease or its duration.

        No vote or approval of the holders of the Series A Preferred Stock was required or obtained. Accordingly, the Company has obtained all necessary stockholder approvals in connection with the Amendment, and no stockholder meeting will be held and no proxies or further written consents will be solicited from stockholders in connection with the Amendment.

        We are not asking you for a proxy and you are requested not to send us a proxy.

        This Information Statement is being furnished solely for the purpose of informing the stockholders of the Company, in the manner prescribed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of this corporate action before it takes effect. Pursuant to rules under the Exchange Act, the Amendment may not be effected until at least 20 days after the date the Information Statement has been mailed to our stockholders. This Information Statement is first being mailed on or about October     , 2019 to the holders of record of shares of Common Stock at the close of business on the Record Date.

        On September 3, 2019, the Company effected a 1-for-3 reverse stock split (the "Reverse Stock Split") of the Common Stock. The share and per share amounts contained herein reflect the effect of the Reverse Stock Split, other than when presented as of the Record Date.

        This Information Statement is dated October     , 2019.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

        This Information Statement contains or incorporates by reference "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, that are intended to be subject to the safe harbors created under the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts, or that they discuss the business and affairs of the Company on a prospective basis. Statements that include words such as "may," "will," "expect," "believe," "anticipate," "intend," "could," "would," "should," "estimate," "continue," "pursue," "potential," among others, or the negative of such words, may identify forward-looking statements.

        Forward-looking statements are necessarily estimates reflecting the judgment of the Company and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward looking statements. The Company bases these forward-looking statements on particular assumptions that it has made in light of its experience, as well as its perception of expected future developments and other factors that it believes are appropriate under the circumstances. There can be no assurance that the results and events contemplated by the forward looking statements will in fact transpire or, if they do transpire, that they will occur or have the anticipated effects. New factors emerge from time to time, and it is not possible for the Company to predict all of them. Nor can the Company assess the impact of each such factor or the extent to which any factor, or combination of factors may cause results to differ materially from those contained in any forward-looking statement. As you read and consider the information herein, you are cautioned to not place undue reliance on these forward looking statements.

        Forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this Information Statement or to reflect the occurrence of unanticipated events, except as required by law.

STOCKHOLDERS SHARING AN ADDRESS

        Only one Information Statement is being delivered to multiple security holders sharing an address. However, we undertake to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of this Information Statement, or a future information statement, by written request directed to CIM Commercial Trust Corporation, Attn: Stockholder Relations, 17950 Preston Road, Suite 600, Dallas, Texas 75252. Our telephone number is (972) 349-3200. Likewise, stockholders sharing an address who are receiving multiple copies of this Information Statement and wish to receive a single copy of future information statements may notify us at the address and telephone number listed above.

 APPROVAL OF THE AMENDMENT

        Under the Maryland General Corporation Law (the "MGCL") and the Company's charter and bylaws, any amendment to the charter is valid only if declared advisable by the Board of Directors and approved by the stockholders by the affirmative vote of at least a majority of all the votes entitled to be cast on the matter. Under the MGCL and the Company's charter and bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting if the action is advised, and submitted to the stockholders for approval, by the Board of Directors and a consent in writing or by electronic transmission of stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders (at which all shares entitled to vote thereon were present and voted) is delivered to the Company in accordance with the MGCL. The Company must give notice of any action taken by less than unanimous consent to each stockholder not later than 10 days after the effective time of such action. A written consent in favor of the Amendment has been received from the Approving Stockholder, which held the requisite voting power as of the Record Date to approve the Amendment. As a result, the Amendment has been approved and its consummation requires no additional stockholder vote. No vote or approval of the holders of the Series A Preferred Stock was required or obtained.

Authorization by the Board of Directors

        On August 8, 2019, our Board of Directors approved and declared advisable the Amendment and recommended that the Amendment be submitted for stockholder approval by written consent.

Approving Stockholder

        The Approving Stockholder owned 39,276,896 shares of Common Stock as of the Record Date. On the Record Date, there were 43,806,721 shares of Common Stock issued and outstanding, with each share entitling the holder of such share to one vote. Therefore, the shares owned by the Approving Stockholder represented approximately 89.7% of our total issued and outstanding Common Stock as of the Record Date. On August 8, 2019, the Approving Stockholder voted all of its shares of Common Stock by written consent in favor of the Amendment.

        Accordingly, the Company has obtained all necessary corporate approvals in connection with the Amendment. The Company is not seeking written consent from any other stockholders, and the other stockholders will not be given an opportunity to vote, with respect to the actions described in this Information Statement.

NO APPRAISAL RIGHTS

        Neither the MGCL nor the Company's governing documents entitle any of the stockholders of the Company to exercise any dissenters' rights in connection with the Amendment. As a result, no stockholder is or will be entitled to appraisal of its shares in connection with the Amendment.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Outstanding Voting Securities and Recent Change in Control

        As of the Record Date, there were 43,806,721 shares of Common Stock issued and outstanding. The Common Stock constitutes the only issued and outstanding class of voting securities of the Company. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to stockholders. The approval of a majority of the issued and outstanding shares of Common Stock was necessary to authorize the Amendment.

        As of the Record Date, the Approving Stockholder, Urban Partners II, LLC, beneficially owned 39,276,896 shares of Common Stock, representing approximately 89.7% of our then total issued and outstanding Common Stock, and had been the principal stockholder of the Company since 2014, following the merger between the Company's predecessor, PMC Commercial Trust, and CIM Urban REIT, LLC ("CIM REIT"), the parent of the Approving Stockholder. In connection with the Company's previously announced program to unlock embedded value in its portfolio, enhance growth prospects and improve the trading liquidity of the Common Stock, as of September 19, 2019, the Approving Stockholder has distributed (the "Distribution") 10,232,109 shares of Common Stock (as adjusted for the Reverse Stock Split), representing approximately 70.1% of the outstanding Common Stock as of such date, to the members of CIM REIT. As a result, the Approving Stockholder owns approximately 19.6% of the outstanding shares of our Common Stock as of September 19, 2019. To the knowledge of the Company, no person or group (as defined in Section 13(d) of the Exchange Act) received in the Distribution a number of shares that would constitute a controlling interest in the Company. Accordingly, to the knowledge of the Company, there is no longer a controlling stockholder of the Company.

Security Ownership of Our Directors and Executive Officers

        The following table sets forth information regarding the beneficial ownership of our Common Stock, Series A Preferred Stock and Series L preferred stock, par value $0.001 per share ("Series L Preferred Stock"), as of September 19, 2019 by (1) each named executive officer, (2) each current director and (3) all executive officers and directors as a group.

	Common Stock			Series A Preferred Stock		Series L Preferred Stock
Name of Beneficial Owner(1)	No. of Shares		Percent of Class	No. of Shares	Percent of Class	No. of Shares	Percent of Class
Douglas Bech	7,291		*	—	—	—	—
Robert Cresci	5,705		*	—	—	—	—
Nathan D. DeBacker	—		—	—	—	—	—
Kelly Eppich	2,691		*	—	—	—	—
Frank Golay, Jr.	5,625		*	—	—	—	—
Shaul Kuba	3,140,103	(3)	21.5%	—	—	—	—
Richard Ressler	3,145,118	(3)	21.5%	—	—	—	—
Jan F. Salit	17,533	(2)	*	—	—	—	—
Avraham Shemesh	3,140,103	(3)	21.5%	—	—	—	—
David Thompson	—		—	—	—	—	—
Directors and Executive Officers as a group (10 persons)	3,194,372		21.9%	—	—	—	—

*
Less than 1%.

(1)
The business address of Messrs. Thompson, Salit, DeBacker, Bech, Cresci, Golay and Eppich, for the purposes hereof, is c/o CIM Commercial Trust Corporation, 17950 Preston Road, Suite 600,

  Dallas, Texas 75252. The business address of Messrs. Ressler, Shemesh and Kuba, for the purposes hereof, is c/o CIM Group, LLC, 4700 Wilshire Boulevard, Los Angeles, California 90010.

(2)
Mr. Salit has sole voting and investment power over these shares, which include 40 shares held in an investment retirement account.

(3)
CIM Group, LLC is the sole manager of CIM Urban Partners GP, LLC, which is the sole managing member of Urban Partners II, LLC, which has the power to vote and dispose of 2,860,190 shares of Common Stock. Additionally, CIM Group, LLC is the sole equity member of CIM Service Provider, LLC and the sole equity member of CIM Urban Sponsor, LLC, which have the power to vote and dispose of 117,981 shares and 156,728 shares of Common Stock, respectively. Messrs. Ressler, Shemesh and Kuba may be deemed to beneficially own the foregoing shares by virtue of their positions with CIM Group, LLC. Each of Messrs. Ressler, Shemesh and Kuba disclaims beneficial ownership of all of these shares except to the extent of his pecuniary interest therein.

Beneficial Owners of More than 5% of our Common Stock

        The following table sets forth certain information regarding the beneficial ownership of our Common Stock, Series A Preferred Stock and Series L Preferred Stock based on filings with the SEC as of September 19, 2019 by each person known by us to beneficially own more than 5% of our Common Stock.

	Common Stock			Series A Preferred Stock		Series L Preferred Stock
Name and Address of Beneficial Owner	No. of Shares		Percent of Class	No. of Shares	Percent of Class	No. of Shares	Percent of Class
California Public Employees' Retirement System	3,468,852	(1)	23.8%
400 Q Street Sacramento, California 95814
Urban Partners II, LLC	2,860,190		19.6%	—	—	—	—
c/o CIM Group, LLC 4700 Wilshire Boulevard Los Angeles, California 90010
Richard Ressler(2)	3,145,118	(3)	21.5%	—	—	—	—
Avraham Shemesh(2)	3,140,103	(3)	21.5%	—	—	—	—
Shaul Kuba(2)	3,140,103	(3)	21.5%	—	—	—	—

(1)
This information is based solely upon information provided to the Company by California Public Employees' Retirement System, which we refer to as CalPERS, in connection with the Company's filing of a Registration Statement (No. 333-233256) on August 13, 2019 on behalf of CalPERS.

(2)
The business address of Messrs. Ressler, Shemesh and Kuba, for the purposes hereof, is c/o CIM Group, LLC 4700 Wilshire Boulevard, Los Angeles, California 90010.

(3)
CIM Group, LLC is the sole manager of CIM Urban Partners GP, LLC, which is the sole managing member of Urban Partners II, LLC, which has the power to vote and dispose of 2,860,190 shares of Common Stock. Additionally, CIM Group, LLC is the sole equity member of CIM Service Provider, LLC and the sole equity member of CIM Urban Sponsor, LLC, which have the power to vote and dispose of 117,981 shares and 156,728 shares of Common Stock, respectively. Messrs. Ressler, Shemesh and Kuba may be deemed to beneficially own the foregoing shares by virtue of their positions with CIM Group, LLC. Each of Messrs. Ressler, Shemesh and Kuba disclaims beneficial ownership of all of these shares except to the extent of his pecuniary interest therein.

 DESCRIPTION OF THE AMENDMENT

        As of September 19, 2019, there were 3,926,902 shares of Series A Preferred Stock issued and outstanding. The Amendment will be effective as to both issued and outstanding shares of Series A Preferred Stock, and shares of Series A Preferred Stock that may be issued in the future.

        The Amendment will become effective upon the filing of Articles of Amendment to the charter of the Corporation, in substantially the form attached hereto as Exhibit A, with the State Department of Assessments and Taxation of Maryland. The Amendment will provide the Company with the flexibility to increase the frequency of dividend payments and/or decrease the redemption fees payable for the Series A Preferred Stock. The Company believes that these changes will provide the Company with the flexibility to address and respond to investor demand, as may be appropriate from time to time. The Company reserves the right not to make such filing if it determines it appropriate not to do so.

  Frequency of Dividend Payments

        Pursuant to the existing Articles Supplementary, dated as of October 27, 2016, classifying and designating the Series A Preferred Stock (the "Existing Articles"), dividends on the Series A Preferred Stock are payable quarterly on the fifteenth day of the month following the quarter for which a given dividend was declared or, if not a business day, the next succeeding business day.

        The Amendment, if it becomes effective, will allow the Board of Directors (or an authorized officer of the Company, if one is delegated such power by the Board of Directors), in its sole discretion, the flexibility to pay dividends on the Series A Preferred Stock more frequently than quarterly from time to time. For the avoidance of doubt, any determination by the Board of Directors to change the frequency of the payments of dividends on the Series A Preferred Stock will have no effect on the amount of dividends shares of Series A Preferred Stock are entitled to receive. As of the date of this Information Statement, the Board of Directors (or an authorized officer of the Company, if one is delegated such power by the Board of Directors) has not taken any such action to increase the frequency of the dividend payments on the Series A Preferred Stock, and there can be no guarantee that the Board of Directors will increase the frequency of such dividend payments.

  Redemption Fee

        Pursuant to the Existing Articles, a redemption fee of 13% of the stated value per share of Series A Preferred Stock is applicable for any redemption of the Series A Preferred Stock from the date of issuance until but excluding the second anniversary of the date of issuance, or 10% of the stated value per share of Series A Preferred Sock is applicable from the second anniversary of the date of issuance until but excluding the fifth anniversary of the date of issuance. The Amendment, if it becomes effective, will provide the Board of Directors, upon any such redemption requested by a holder, the ability to lower the redemption fees payable to 10% (or lower) of the stated value per share of Series A Preferred Stock from time to time in its sole discretion.

        As of the date of this Information Statement, the Board of Directors (or an authorized officer of the Company, if one is delegated such power by the Board of Directors) has not taken any such action to lower the redemption fees payable under these circumstances, and there can be no guarantee that the Board of Directors will lower the redemption fees payable of the Series A Preferred Stock, or of the extent of any such decrease or its duration.

EXHIBIT A
Form of Articles of Amendment

        CIM Commercial Trust Corporation, a Maryland corporation (the "Corporation"), does hereby certify to the State Department of Assessments and Taxation of Maryland that:

        FIRST:    The charter of the Corporation (the "Charter"), is hereby amended by deleting the existing second sentence of Section 4(a) of the Articles Supplementary, dated October 27, 2016 (the "Articles Supplementary"), classifying and designating 36,000,000 shares of Series A Preferred Stock, $0.001 par value per share ("Series A Preferred Stock"), in its entirety and inserting in lieu thereof a new sentence to read as follows:

  The dividends on each share of Series A Preferred Stock shall be cumulative from (and including) the first date on which such share of Series A Preferred Stock is issued and shall be payable (i) quarterly on the 15th day of the month following the quarter for which the dividend was declared or, if not a business day, the next succeeding business day or (ii) as the Board of Directors (or an authorized officer of the Corporation delegated by the Board of Directors) may decide in its discretion from time to time, more frequently than quarterly, with such dividends to be payable on such dates as determined by the Board of Directors (or an authorized officer of the Corporation delegated by the Board of Directors) (each such date, a "Dividend Payment Date").

        SECOND:    The Charter is hereby amended by deleting existing Section 7(a)(i) of the Articles Supplementary in its entirety and inserting in lieu thereof a new Section 7(a)(i) to read as follows:

            (i)  On and after the date of original issuance of any given shares of Series A Preferred Stock until but excluding the second anniversary from the date of original issuance of such shares, the holder will have the right to require the Corporation to redeem such shares of Series A Preferred Stock at a redemption price equal to 87% of the Stated Value, plus all accumulated, accrued and unpaid dividends, if any, to the Holder Redemption Date (as defined below); provided, however, that the Board of Directors, in its discretion, may from time to time authorize (which authorization may be delegated by the Board of Directors to any authorized officers of the Corporation) the Corporation to redeem such shares of Series A Preferred Stock at a redemption price equal to 90-100% of the Stated Value, plus all accumulated, accrued and unpaid dividends, if any, to the Holder Redemption Date. Beginning on the second anniversary of the date of original issuance of any given shares of Series A Preferred Stock until but excluding the fifth anniversary from the date of original issuance of such shares, the holder will have the right to require the Corporation to redeem such shares of Series A Preferred Stock at a redemption price equal to 90% of the Stated Value, plus all accumulated, accrued and unpaid dividends, if any, to the Holder Redemption Date (as defined below); provided, however, that the Board of Directors, in its discretion, may from time to time authorize (which authorization may be delegated by the Board of Directors to any authorized officers of the Corporation) the Corporation to redeem such shares of Series A Preferred Stock at a redemption price equal to 90 to 100% of the Stated Value, plus all accumulated, accrued and unpaid dividends, if any, to the Holder Redemption Date.

        THIRD:    There has been no increase in the authorized shares of stock of the Corporation effected by the amendments to the Charter as set forth above.

        FOURTH:    The amendments to the Charter as set forth above have been duly advised by the Board of Directors of the Corporation and approved by less than unanimous written consent of stockholders of the Corporation entitled to vote thereon pursuant to Section 2-505 of the Maryland General Corporation Law and the Charter.

        FIFTH:    The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

Exhibit A-1